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                                                                      EXHIBIT 15


April 20, 2001


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Commissioners:

We are aware that our report dated April 20, 2001 on our review of interim financial information of T. Rowe Price Group, Inc. for the period ended March 31, 2001 and included in the company's quarterly report on Form 10-Q for the period then ended is incorporated by reference in its Registration Statements on Form S-8 No. 033-07012, No. 033-37573, No. 033-72568, No. 033-
58749, No. 333-20333 and No. 333-90967.

Yours very truly,



/s/ PricewaterhouseCoopers LLP